Nicor Inc.
Form 8-K
Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION
July 7, 2006	Contact: Mark Knox, re: N-962
630 388-2529
Media Contact: Annette Martinez
630 388-2781

NICOR REACHES TENTATIVE AGREEMENT WITH ENFORCEMENT STAFF OF UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Naperville, IL - Nicor Inc. (NYSE: GAS) today announced that it has reached a tentative agreement with the Staff of the Enforcement Division (the “Staff”) of the United States Securities and Exchange Commission (the “SEC”) in settlement of an anticipated civil action to which the company and the SEC will be parties. As previously disclosed, the SEC, in 2002, issued a formal order of investigation related to the company’s actions in connection with the accounting for natural gas costs pursuant to the Performance-Based Rate plan of Nicor Gas Company, the company’s gas distribution subsidiary, which was in effect from 2000 through 2002. Under the terms of the tentative settlement, the company will be subject to disgorgement of one dollar, a monetary fine of $10 million and an injunction. The company will neither admit nor deny any wrongdoing. The company has deposited the $10 million in escrow pending final approval of the tentative settlement by the SEC commissioners and entry of a final judgment by a federal court. The Staff will submit the tentative settlement to the SEC commissioners for approval. The SEC commissioners have the authority to approve, modify or reject the tentative settlement.

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“We are pleased to be taking another step in the direction of a final resolution regarding this matter,” said Paul Gracey, senior vice president and general counsel. “Most importantly, since these events surfaced nearly four years ago, the company has taken significant actions to improve the internal controls and oversight of our gas supply area and to prevent a recurrence of the activities that led to this investigation.”

The company expects to record a $10 million charge to its second quarter earnings in connection with this matter. The company does not expect the $10 million fine to be deductible for federal or state income tax purposes.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the Standard & Poor’s 500 Index. Its principal businesses are Nicor Gas, one of the nation’s largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region and the Bahamas. Nicor also owns and has an equity interest in several energy-related businesses. For more information, visit the Nicor Web site at www.nicor.com.

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Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would,” “project,” “estimate,” “ultimate”, or similar phrases. Actual results may differ materially from those indicated in the company’s forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an Illinois Commerce Commission (ICC) review and U.S. Securities and Exchange Commission (SEC) and U.S. Attorney inquiries, and undue reliance should not be placed on such statements.

Other factors that could cause materially different results include, but are not limited to, weather conditions; natural disasters; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; tourism and construction in the Bahamas and Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this filing.